As filed with the Securities and Exchange Commission on April 27, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	36-1823834
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Edens Expressway and Winnetka Road

Northfield, Illinois 60093

(Address, including zip code, of Principal Executive Offices)

Stepan Company 2006 Incentive Compensation Plan

(Full title of the plan)

Kathleen M. Owens

Assistant General Counsel and Assistant Secretary

Stepan Company

Edens Expressway and Winnetka Road

Northfield, Illinois 60093

(Names and address, including zip code, of agent[s] for service)

(847) 446-7500

(Telephone number, including area code, of agent for service)

Copy to:

Elizabeth C. Kitslaar

Jones Day

77 West Wacker

Chicago, Illinois 60601

(312) 782-3939

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	1,000,000 shares	$29.475	$29,475,000	$3,153.83

(1)	In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	This amount is an estimate made solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933 and is based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on April 25, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Stepan Company (“Stepan”) with the Securities and Exchange Commission (“SEC”) are incorporated by reference in this registration statement:

(1)	Stepan’s Annual Report on Form 10-K for the year ended December 31, 2005;

(2)	Stepan’s Current Reports on Form 8-K, filed on January 24, 2006, February 16, 2006, February 16, 2006, February 17, 2006, February 21, 2006, February 21, 2006 and April 26, 2006 (two reports filed);

(3)	Stepan’s Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders held on April 25, 2006, filed on March 23, 2006; and

(4)	The description of Stepan’s common stock contained in Stepan’s Registration Statement on Form 8-A, filed March 4, 1996 and in Stepan’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to Form 8-K, filed on December 28, 2005).

All documents subsequently filed by Stepan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of Delaware General Corporation Law, as amended (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving as a director, officer employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper.

Section 145 provides that any indemnification under that section may be made by the corporation only as authorized in a specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct. Such determination will be made by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum; (ii) a committee of such directors designated by a majority vote of such directors, even if less than a quorum; (iii) independent legal counsel in a written opinion if there are no such directors or if such directors so direct; or (iv) the stockholders. The indemnification provided by Section 145 is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Stepan’s Certificate of Incorporation and Bylaws contain provisions consistent with Section 145 of DGCL under which Stepan will indemnify its directors, officers, employees or agents under certain circumstances and subject to certain limitations to the fullest extent authorized or permitted by DGCL.

Section 145 of DGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section. Stepan maintains insurance policies indemnifying it and its directors and officers against certain liabilities and related expenses.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1*	Restated Certificate of Incorporation of Stepan Company (incorporated by reference to Exhibit 3(i) to the Form 8-K of Stepan Company, filed on December 28, 2005).

4.2*	Amended and Restated By-Laws of Stepan Company (incorporated by reference to Exhibit 3(ii) to the Form 8-K of Stepan Company, filed on December 28, 2005).

4.3*	Stepan Company 2006 Incentive Compensation Plan (incorporated by reference to Appendix B of Stepan’s Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders to be held on April 25, 2006, filed on March 23, 2006)

5.1	Opinion of Counsel regarding legality of shares.

23.1	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney.

*	incorporated herein by reference

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430(B), for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on the 27th day of April, 2006.

STEPAN COMPANY

By:	/s/ Kathleen M. Owens
Kathleen M. Owens Assistant General Counsel and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the date listed above.

Signature	Title(s)
/s/ F. Quinn Stepan, Jr. F. Quinn Stepan, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James E. Hurlbutt James E. Hurlbutt	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)

* F. Quinn Stepan	Chairman and Director

* Robert D. Cadieux	Director

* Thomas F. Grojean	Director

* Robert G. Potter	Director

Signature		Title(s)
* Edward J. Wehmer		Director

*By:	/s/ Kathleen M. Owens Kathleen M. Owens Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Stepan Company (incorporated by reference to Exhibit 3(i) to the Form 8-K of Stepan Company, filed on December 28, 2005).

4.2	Amended and Restated Bylaws of Stepan Company (incorporated by reference to Exhibit 3(ii) to the Form 8-K of Stepan Company, filed on December 28, 2005).

4.3	Stepan Company 2006 Incentive Compensation Plan (incorporated by reference to Appendix B of Stepan’s Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders to be held on April 25, 2006, filed on March 23, 2006)

5.1	Opinion of Counsel regarding legality of shares.

23.1	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney.